Exhibit 10.2

CTBC BANK	2014.09 Edition

Approval Notice

The Annual Review Date for the company at our bank is: October 31st, 2019

I. Name of the Credit Receiver and Joint Guarantor
Name of the credit receiver Unified business code/ID No. Representative	Prime World International Holdings Ltd., Taiwan Branch 28410552 Lin Chih-Hsiang	Joint guarantor	-
		Co-drawer	-
		Promissory note drawer	-
II. Credit Line (excluding “Financial Transaction Line”)

(I) Credit line approval

Category	Products	Amount	Period (month)	Interest rate or commission
Omnibus Credit Lines	Short-term loan, import O/A, Letter of Credit issuance, performance bond	TWD 150,000,000	12

1.            NTD: enterprise swap index (month)+1.2%, negotiated price

2.            Foreign currency: COF+1.2%, negotiated price

3.            Commission for issuing L/C 0.125% (Every three months constitute one period, and no commission will be charged in and after the second period). The cable charge for issuing L/C costs USD 10.

(II) Conditions for credit line

General conditions	1.	Ror short-term loan and exchange rate restriction suppliers (excluding APPLIED OPTOELECTRONICS INC., PRIME WORLD INTERNATIONAL HOLDINGS LTD. and GLOBAL TECHNOLOGY INC.), utilization period for each transaction shall not exceed 120 days.
	2.	Import O/A finance receives 100% loan, utilization period for each transaction shall not exceed 120 days, and the load can be transferred to exchange rate restriction suppliers (excluding APPLIED OPTOELECTRONICS INC., PRIME WORLD INTERNATIONAL HOLDINGS LTD., GLOBAL TECHNOLOGY INC.).
	3.	Import O/A line shall be handled as per the transaction list or invoice.
	4.	SBLC not prepared in standard format of the bank will require the comments of the legal counsel and international trade departments.
	5.	Financial period of the L/C is fixed at 90 days (i.e. forwards all apply), and changing the issued L/C into foreign currencies needs to change the loan currency into Taiwan dollars.
	6.	Inward remittance of each inspection quarter shall reach USD 10,000,000 (including the buyer XXXX, XXXXXX company and XXXX Group).
	7.	The deposit of each inspection quarter shall reach the performance level.
Special	1.	The loan authorization document of the parent company (Prime World International Holdings LTD) is needed.
conditions	2.	Before the transferring, the Board resolution of Prime World International Holdings LTD needs to be provided.

(III) Note:

1.	After the signing of this notice by the credit receiver, due to the change of the market, the bank shall retain the right to require the credit receiver to transfer or set forth the application to implement transfer as per the original interest rate/commission. After this notice, if the credit receiver has the need for the capital, the credit receiver and our bank shall negotiate interest rate/commission or transfer amount additionally, and record such in relevant transferring application files. Then, the credit receiver shall start the application, and other business shall be handled as per the credit extension contract of the bank and relevant provisions.
2.	The credit receiver needs to provide the Board resolution of Prime World International Holdings LTD concerning the line.

CTBC Bank

October 23rd, 2018

CTBC Bank Co., Ltd	Page 1 fo 1